Exhibit 99.1

LookSmart Reports First Quarter Results

SAN FRANCISCO, Calif., April 28, 2005 — LookSmart (Nasdaq: LOOK; ASX: LOK), an online media and search technology company, today announced financial results for the first quarter ended March 31, 2005.

“While our company still has challenges to overcome, the key focus areas we targeted for the first quarter moved in the right direction. We executed exceptionally well against a myriad of operational goals during the period and see real and sustained progress that reinforces our belief that we are on the right track to secure a prominent place for LookSmart in the fast growing search and online advertising market,” stated Chief Executive Officer David Hills. “The steps we have taken over the past few months have led to greater operational transparency in our business, a demonstrated ability to produce an owned audience leveraging both existing and new products and substantially enhanced services for the advertisers and partners in our paid listings business. In addition, we signed our first technology licensing deal with a major media company. All of this progress was made while keeping a tight rein on expenses, traffic acquisition costs and headcount. As a company, LookSmart is now more disciplined and productive. Our team is focused on creating long term value for our shareholders, and we now have the foundation in place to position the company for future growth.”

Operational Highlights

Advertiser Center and Customer Service: LookSmart released 15 new features into its Advertiser Center, all focused on increased functionality, ease of use and transparency for its advertising customers. These included keyword level data updated hourly, keyword suggestion tools and the launch of two new listings products. These improvements will provide advertisers with more opportunities to use the LookSmart network better and more effectively. The Company also overhauled its customer service structure with expanded hours and communications capabilities. Additionally, LookSmart developed and launched partner-oriented tools that allow LookSmart to easily monitor traffic coming into the network in order to promote various opportunities for its advertising customers and ensure that pricing reflects value.

Consumer Products: LookSmart redesigned and relaunched FindArticles.com, its service which provides research-quality articles from trusted sources, adding over 600 publications and 2.7 million articles, nearly 50% more resources than in the prior quarter. The Company also launched its first five vertical search engines, focused on three student demographics and two categories for women. LookSmart’s Furl.net capabilities were integrated into all of the Company’s sites for the first time. Revenue for LookSmart’s consumer products increased 36% sequentially.

Financial Highlights

Revenue: LookSmart reported total revenue of $12.0 million for the first quarter of 2005, within its previously stated guidance range. This compares to total revenue of $16.5 million in the fourth quarter of 2004 and represents a 26% decrease from core business revenue (excluding revenue from MSN and discontinued international operations) of $16.3 million in the first quarter of 2004.

Key Operating Metrics: Total paid clicks were 83 million for the first quarter compared to 115 million in the preceding quarter. Average revenue per click was unchanged from the preceding quarter at $0.14.

Cost of Revenue: Traffic acquisition costs of 56% in the first quarter were in line with the Company’s guidance of 56% to 59%.

Operating Expenses: Total operating expenses exclude those related to LookSmart’s discontinued operations, which are included in the separate line item “Gain (loss) from Discontinued Operations.” Total operating expenses in the first quarter were $8.6 million, better than the Company’s plan and reflecting effective cost management. This compares to total operating expenses of $8.1 million in the fourth quarter of 2004.

Income/Loss from Continuing Operations: The loss from continuing operations for the first quarter was $4.4 million, or $0.04 per share. This compares to a loss from continuing operations in the preceding quarter of $1.6 million, or $0.01 per share, and to a loss from continuing operations in the first quarter of 2004 of $6.7 million, or $0.06 per share.

GAAP Net Loss: GAAP net loss for the first quarter of 2005, which reflects a gain of $82,000 from discontinued operations, was $4.3 million, or $0.04 per share. GAAP net loss includes a charge of $37,000 due to stock compensation from variable stock options. This compares to GAAP net loss in the preceding quarter of $1.3 million, or $0.01 per share, which included a benefit of $33,000 due to stock compensation from variable stock options; and to GAAP net loss in the first quarter of 2004 of $7.1 million, or $0.07 per share, which included a loss of $0.5 million from discontinued operations and a benefit of $27,000 due to stock compensation from variable stock options.

GAAP net loss for the first quarter of 2005 includes $2.0 million of depreciation and amortization, compared to $2.2 million in the fourth quarter of 2004 and $2.0 million in the first quarter of 2004.

Adjusted Net Income/Loss: Adjusted net income/loss is equal to GAAP net income/loss excluding compensation expense from variable stock options. For the first quarter of 2005, adjusted net loss was $4.4 million, or $0.04 per share, which excludes a charge of $37,000 of stock compensation from variable stock options. This compares to adjusted net loss of $1.3 million, or $0.01 per share, in the preceding quarter, which excluded a benefit of $33,000 of stock compensation from variable stock options; and adjusted net loss of $7.1 million, or $0.07 per share, in the year-ago period, which excluded a benefit of $27,000 of stock compensation from variable stock options.

Notes Regarding Adjusted Net Income/Loss:

Adjusted net income/loss is not in accordance with, or an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. The Company has provided a clear reconciliation between GAAP net income/loss and adjusted net income/loss and has presented the information previously reported together with the financial statements attached to this earnings release. The Company does not provide certain guidance on a GAAP basis because information relating to the variable accounting for repriced stock options is not accessible on a forward-looking basis and its probable significance is not determinable.

Cash: Total cash and investments were $62.6 million at March 31, 2005, which consists of $52.8 million in cash and short-term investments and $9.8 million in longer-term securities, and compares to total cash and short-term investments of $63.9 million at December 31, 2004.

Financial Outlook

For the second quarter ending June 30, 2005, revenues are expected to be flat with the first quarter of 2005. Traffic acquisition costs for the second quarter are expected to be within the range of 56% to 59%. The Company anticipates quarterly operating expenses of $8.75 to $9.25 million and expects adjusted net loss of $4.0 to $5.0 million or $0.04 per share for the quarter.

Use of Non-GAAP Financial Information

Management believes that Adjusted Net Income/Loss is an appropriate measure of evaluating our operating performance because by excluding the impact of variable stock compensation, which we believe is not indicative of our core operating results, readers of the financial statements are provided with a valuable insight into our operating results. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Conference Call

LookSmart will host a conference call today at 6:00 p.m. ET (8:00 a.m. Australian ET, April 29, 2005) to discuss its financial results. To listen to the call from the U.S., dial 1-800-240-5318; from Australia, dial 1-800-730-220. The call will also be available live by webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/.

About LookSmart

LookSmart is an online media and technology company that provides relevant content, advertising and technology solutions for advertisers and publishers of all sizes. LookSmart’s distribution network is designed to maximize advertiser ROI via owned and operated properties, carefully chosen and monitored syndicated publishers, and search engine partners. The company’s owned and operated vertical search sites and web tools offer consumers essential search results and a more personalized web experience. Distribution partners include Lycos, CNET, InfoSpace (Excite, MetaCrawler, Webcrawler), Cox Interactive, Apple’s Sherlock, and U.C. Berkeley. LookSmart is based in San Francisco, California. For more information on LookSmart, visit www.looksmart.com or call 415-348-7500.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our projected revenue, losses, Adjusted Net Losses, cash balances, traffic acquisition costs, operating expenses, restructuring costs, and other financial results. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may fail to preserve our expertise in search product development, that potential distribution partners may opt to work with competitors because our competitors offer more favorable products or pricing terms, that we may fail to integrate our acquired businesses or that these businesses may fail to provide significant gains in proprietary traffic, that changes in the distribution network composition may lead to decreases in traffic volumes, that we may be unable to improve our match rate, average CPC or other advertiser metrics due to continued advertiser attrition, that our customers may decide to reduce spending or terminate their relationships with us for reasons beyond our control, or that we may have unexpected increases in other costs and expenses. In addition, you should read the risk factors detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

“LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

Investor Contacts:

Alex Wellins or Jennifer Jarman

The Blueshirt Group

415-217-7722

alex@blueshirtgroup.com;

jennifer@blueshirtgroup.com

(Tables to follow)

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

Monday 4/25 noon

	Three Months Ended March 31,
	2005	2004
Revenues:
Listings	$12,001	$23,662
Licensing	—	188

Total revenues	12,001	23,850

Cost of revenues	8,292	13,823

Gross profit	3,709	10,027

Operating expenses:
Sales and marketing	1,635	2,755
Product development	4,765	7,291
General and administrative	2,182	3,111
Restructuring costs	25	3,634

Total operating expenses	8,607	16,791

Loss from operations	(4,898)	(6,764)

Non-operating income	478	95

Loss from continuing operations before income taxes	(4,420)	(6,669)

Income taxes	(2)	—

Loss from continuing operations	(4,422)	(6,669)

Gain (loss) from discontinued operations	82	(456)

Net Loss	$(4,340)	$(7,125)

Net loss per common share:

Net loss per share
Loss from continuing operations	$(0.04)	$(0.06)
Gain (loss) from discontinued operations	$0.00	$(0.01)
Net loss	$(0.04)	$(0.07)

Weighted average shares outstanding	113,738	108,203

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LOOKSMART, LTD.

GAAP NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
GAAP to Adjusted Net Loss Reconciliation:
GAAP Net loss	$(4,340)	$(7,125)
Stock compensation related to variable options	(37)	27

Adjusted net income loss	$(4,377)	$(7,098)

Adjusted net loss per share	$(0.04)	$(0.07)

Weighted average shares outstanding	113,738	108,203

Stock compensation related to variable options:
Cost of revenue	$5	$1
Sales and marketing	(17)	6
Product development	(38)	20
General and administrative	13	—

Total stock compensation related to variable options	$(37)	$27

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LOOKSMART, LTD

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

Monday 4/25 noon

	March 31, 2005	December 31, 2004
ASSETS
Cash	$47,018	$45,054
Short-term investments	5,740	7,648

Total cash and short-term investments	52,758	52,702

Accounts receivable, net	1,940	3,880
Other current assets	1,789	2,216

Total Current Assets	56,487	58,798

Property, plant and equipment, net	5,111	5,988
Goodwill and intangibles, net	21,178	21,786
Long term investments	9,824	11,198
Other assets	3,024	3,318

Total Assets	$95,624	$101,088

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$1,169	$1,266
Accounts payable	763	360
Other current liabilities	5,796	6,766
Customer deposits	1,396	1,525

Total Current Liabilities	9,124	9,917

Long term liabilities	4,816	5,071

Total Liabilities	13,940	14,988

Total Equity	81,684	86,100

Total Liabilities and Stockholders’ Equity	$95,624	$101,088

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